AFFILIATE MARKETING AGREEMENT

This AFFILIATE MARKETING AGREEMENT (the “Agreement”) is made and entered into this 25th day of February, 2014 (“Effective Date”), by and between Co-Signer.com, Inc., a Nevada corporation, (the “Company”) and Contemporary Information Corporation, a California corporation (hereinafter referred to as “Agent”), collectively, Company and Agent shall be referred to as: Parties.”

RECITALS

WHEREAS, Company is engaged in business as a third=party guarantor of tenant residential rental obligations, is qualified to and does its business on a national basis, and has and does enjoy the good will of and a reputation for fair dealing with the public (“Business”):

WHEREAS, Agent is engaged as a resident screening company and is fully licensed to engage in such activities:

WHEREAS, Company maintains corporate offices at 8275 S. Eastern Avenue, Suite 200-661, Las Vegas Nevada 89123 and does business across all fifty (50) states in the United States:

WHEREAS, Agent maintains offices at 42913 Capital Drive, Unit #101, Lancaster, CA 93535:

WHEREAS, Company desires to employ Agent such that Agent refers potential property management companies and landlords to Company, pursuant to the terms below:

NOW, THEREFRORE, in consideration of the promises contained herein and good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Recitals. The foregoing Recitals are true and correct, and are hereby incorporated as if fully set forth herein.

Effective Date. Upon execution of this Agreement by all Parties hereto, this Agreement shall become effective on the date of the Agreement recited above (the “Effective Date”).

Term. The term of this Agreement shall be for three (3) year (“Term”), commencing on the date of full execution, however, this is an at-will agreement and can be terminated by either party at any time. Upon the expiration of the Term, Company and Agent shall have the right:

1.	To terminate this Agreement in full:
2.	Renew the Agreement for any additional term: or
3.	Allow the Agreement to continue on a month-to-month basis.

Compensation of Agent. Company shall pay to Agent a percentage of the gross paid surety fees per each Tenant Agreement referred to and executed by the Company from a property management company or landlord referred by the Agent, as outlined immediately below:

7% of gross annual surety fee charged, for the first $250,000 in gross surety sales for each calendar year;

11% of gross annual surety fee charged, for all gross surety sales over $250,000 up to $500,000 for each calendar year;

15% of gross annual surety fee charged, for all gross surety sales over $500,000 for each calendar year.

Prospective Tenant. Shall be any individual that is seeking to be tenant at a residential property (apartment, house, or condominium) offered by the property management company or landlord referred by CIC and who may not qualify for a residential lease on their own.

Paying Tenant. Any Prospective Tenant that has signed their Co-Signer.com Tenant Agreement and residential lease with any property management company or landlord referred by CIC and pays the fees associated with Company’s services in which Company acts as a cosigner and provides the Prospective Tenant residential rent assurance for the benefit of the referring property management company or landlord.

Advertising. Agent will publicize the Company’s Products and Services to Agent’s Subscribers and others with interested leads forwarded to Company.

Each referred lead from Agent desirous of utilizing the Company’s services shall enter into separate agreement with Company. The Company will be responsible for signing up landlords and property management companies.

Method of publicizing may come in the form of email, flyers, brochures, website advertising, and through Agent’s sales and marketing channels.

Agent shall submit all written publicity materials to Company for it approval prior to distribution.

For mutual landlords and property management companies, Agent will offer its Subscribers and alternate background screening report format to include Company’s Services and contact information. If an Application Programming Interface (API) is available, Agent will integrate to the Company allowing their referred property management company or landlord to forward Prospective Tenants through this secured path. Personal identifying information (PII) may only be transmitted through secure means and which meet with governing laws. Company shall keep all information provided by Agent confidential and shall not use such data for any other purpose other than accomplish the objects of this agreement including sharing the information with third parties.

Conduct of Business. Agent agrees that is shall conduct its business in such a manner as to maintain and increase the goodwill and reputation of company and Company will act in kind. Furthermore, Agent shall abide by all of the laws of their jurisdiction.

Payment of Referral Fee Schedule. Company will pay Affiliate Fees that may be due to Agent on the 10th of each month for previous month’s referrals that have executed a Tenant Agreement with a Co-Signer.com.

Indemnification. Agent agrees to indemnify and hold harmless Company and all of its directors, offices, employees, agents and attorneys from and against claims, whether at equity or law and in respect of any and all liabilities, obligations, assessments, suits, actions, proceedings, claims, or demands asserted against Agent and ‘or Company or any judgments, damages, losses, including any loss of business or credit costs, expenses and fees, including reasonable attorneys’ fees incurred by Company to enforce any provision of this Agreement or defend itself against claims of third persons.

Company agrees to indemnify and hold harmless Agent and all of its directors, officers, employees, agents and attorneys from and against claims, whether at equity or law and in respect of any and all liabilities, obligations, assessments, suits, actions, proceedings, claims, or demands asserted against Company and/or Agent or any judgments, damages, losses, including any loss of business or credit costs, expenses and fees, including reasonable attorneys’ fees incurred by Agent as a result of said indemnification shall include, without limitation, any costs, expenses or fees including reasonable attorneys’ fees, incurred by Company to enforce any provision of this agreement or defend itself against claims of third persons.

Entire Agreement. This Agreement constitutes the entire Agreement between the parties, and all other prior agreements are hereby void.

Governing Law. This Agreement shall be governed, interpreted and constructed by, through and under the laws of the State of Nevada, County of Clark County.

Reliance. Each of the undersigned Parties represents and warrants that, in executing this Agreement, it has relied solely on the statements expressly set forth herein, and has placed no reliance whatsoever on any statement, representation, or promise of any other Party, or any other person or entity, not expressly set forth herein, or upon the failure of any other Party or any other person or entity to make any statement, representation or disclosure of anything whatsoever. The discovery by any Party, subsequent to the execution of this Agreement, of any facts not heretofore known to that Party, or that the facts or law upon which any Party relied in executing this Agreement were not as that Party believed it to be, shall not constitute grounds for declaring this Agreement void, avoidable or otherwise unenforceable. This paragraph is intended by the Parties to preclude any claim that any Party was fraudulently induced to enter this Agreement, or was induced to enter this Agreement by mistake of fact or law.

Representation. Except as otherwise stated herein, this Agreement contains the entire and only understanding between the Parties and supersedes any and all prior and/or contemporaneous oral or written negotiations, agreements, representations and understanding. The Parties and each of them represent and agree that no promise, statement or inducement has been made that caused it to sign this Agreement, other than those expressly set forth in this Agreement. Any and all representations that any Party considers to be material to it decision to enter into this Agreement have been included in this Agreement and each Party agrees that any alleged representation not included in this Agreement was not material to its decision to enter into this agreement. This Agreement shall be accepted as conclusive proof that any reliance by any party on any alleged representation not included in this Agreement shall not be justified., In any action where any Party contends that any other Party has made any representation, or failed to disclose any fact, and such contention is inconsistent with this paragraph, the court, arbitrator or other mediation body shall summarily dismiss any such claim, even of the applicable law would not support such summary dismissal.

Modification. This Agreement may not be altered, amended, or extinguished except by a writing which expressly refers to this instrument and its signed subsequent to the date of this instrument by duly authorized representatives of the party against whom enforcement of any such alteration or amendment is sought. Any codification shall be immediately served upon the Escrow Agent, in writing, executed by all the Parties.

Successors. This Agreement shall be binding upon and inure to the benefit of the executors, administrators, heirs, and successors of the Parties.

Assignment. This Agreement is personal to the parties hereto and may not be assigned, sold or otherwise conveyed by Agent. The Company reserves the right to assign, ledge, hypothecate or transfer this Agreement or its interests herein, provided that Agent’s rights and privileges granted herein shall not be affected.

Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures by facsimile and scanned portable digital format (aka pdf) signatures shall be of the same force and effect as it in original ink.

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Headings. The headings and captions used in the Agreement are for convenience only and shall not be deemed to affect in any way the language of the provisions to which the refer.

Interpretation. This Agreement shall be interpreted as if jointly drafted by the Parties, and no provision shall be interpreted against any Party because that Party drafted such provision.

Severability. If any portion of this Agreement if found invalid, that portion may be severed from the Agreement and shall not affect the validity of the remainder of the Agreement.

Waiver. The failure of any party hereto to enforce at any time any of the provisions or terms of the amendment shall not be construed to be waiver of such provisions or terms, nor of the right of any party thereafter to enforce such term or provision.

It is the intent of this agreement to promote goodwill and to create a financial gain between the parties. Parties agree to make best efforts to keep lines of communication open to improve the quality of services being provided to each party’s clients as well as sustaining a quality relationship between Agent and Company.

IN WITNESS WHEREOF the parties hereby have signed or caused this Agreement to be signed, as of the day and year first written above.

Company

Co-Signer.com, Inc.,

/s/ James Hodgins

By: James Hodgins, President

Agent

Contemporary Information Corporation

/s/ Sabrins Bower

By Sabrina Bower, President / CFO

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